EXECUTION COPY

COLLATERAL MANAGEMENT AGREEMENT

dated as of July 16, 2010

by and between

GOLUB CAPITAL BDC 2010-1 LLC
as Issuer

and

GC ADVISORS LLC
as Collateral Manager

TABLE OF CONTENTS

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TABLE OF CONTENTS
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Section 31.	Provisions Separable	34

Section 32.	Gender	34

Section 33.	Written Disclosure Statement	34

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COLLATERAL MANAGEMENT AGREEMENT

This Collateral Management Agreement (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of July 16, 2010, is entered into by and between GOLUB CAPITAL BDC 2010-1 LLC, a Delaware limited liability company, with its office located at 150 Wacker Drive, Suite 800, Chicago, Illinois 60606 (the “Issuer”), and GC ADVISORS LLC, a Delaware limited liability company, located at 150 South Wacker Drive, Suite 800, Chicago, Illinois 60606, as collateral manager (together with its successors and permitted assigns, “Golub” and the “Collateral Manager”).

WITNESSETH:

WHEREAS, the Notes (as defined in the Indenture) will be issued pursuant to an Indenture dated as of the date hereof (the “Indenture”), between the Issuer and U.S. Bank National Association, as trustee (together with any successor trustee permitted under the Indenture, the “Trustee”);

WHEREAS, the Issuer intends to pledge all Collateral Obligations and the other Assets, as set forth in the Indenture, to the Trustee as security for the Secured Parties under the Indenture;

WHEREAS, the Issuer desires to appoint Golub as the Collateral Manager to provide the services described herein and Golub desires to accept such appointment;

WHEREAS, the Indenture authorizes the Issuer to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Issuer, certain investment management duties with respect to the acquisition, administration and disposition of Assets in the manner and on the terms set forth herein and to perform such additional duties as are consistent with the terms of this Agreement and the Indenture as the Issuer may from time to time reasonably request; and

WHEREAS, the Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the agreements herein set forth, the parties hereto agree as follows:

Section 1.        Definitions; Rules of Construction

(a)          As used in this Agreement:

 “Advisers Act” shall mean the U.S. Investment Advisers Act of 1940, as amended.

“Affiliate Transaction” shall have the meaning set forth in Section 5(a).

“Aggregate Collateral Management Fee” shall have the meaning set forth in Section 8(b).

“Agreement” shall have the meaning set forth in the preamble.

“Cause” shall have the meaning set forth in Section 14(a).

“Client” means with respect to any specified Person, any Person or account for which the specified Person provides investment management services or investment advice.

“Collateral Management Fee” shall have the meaning set forth in Section 8(a).

“Collateral Management Fee Shortfall Amount” shall have the meaning set forth in Section 8(a).

“Collateral Manager” shall have the meaning set forth in the preamble.

“Collateral Manager Breaches” shall have the meaning set forth in Section 10(a).

“Collateral Manager Information” shall have the meaning set forth in Section 16(b)(v).

“Collateral Manager Notes” shall mean any Notes owned by the Collateral Manager, an Affiliate thereof, or any account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof or for which the Collateral Manager or an Affiliate thereof acts as the investment adviser or with respect to which the Collateral Manager or an Affiliate thereof exercises discretionary control.

“Cumulative Deferred Management Fee” shall have the meaning set forth in Section 8(b).

“Current Deferred Management Fee” shall have the meaning set forth in Section 8(b).

“Expenses” shall have the meaning set forth in Section 10(b).

“Fee Basis Amount” means, as of any date of determination, the sum of (i) the Collateral Principal Amount, (ii) the aggregate principal amount of all Defaulted Obligations and (iii) the aggregate amount of all Principal Financed Accrued Interest.

“Final Offering Circular” shall mean the Offering Circular, dated July 13, 2010 with respect to the Secured Notes, as supplemented by the Supplement dated July 14, 2010 and as further amended or supplemented.

“Golub” shall have the meaning set forth in the preamble.

“Indemnified Party” shall have the meaning set forth in Section 10(b).

“Indemnifying Party” shall have the meaning set forth in Section 10(b).

 “Indenture” shall have the meaning set forth in the recitals hereto.

“Independent Review Party” shall have the meaning set forth in Section 5(b).

“Instrument of Acceptance” shall have the meaning set forth in Section 12(c).

“Internal Policies” shall have the meaning set forth in Section 3(b).

“Issuer” shall have the meaning set forth in the preamble.

“Losses” shall have the meaning set forth in Section 10(b).

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition (other than the performance of the Assets) or operations of the Issuer, taken as a whole, (b) the validity or enforceability of the Indenture, this Agreement or the Issuer’s Organizational Instruments or (c) the existence, perfection, priority or enforceability of the Trustee’s lien on the Assets.

“Offering Circulars” shall mean, collectively, the Final Offering Circular, as the same may be amended or supplemented, and the Preliminary Offering Circular.

“Organizational Instruments” shall mean the memorandum and articles of association or certificate of incorporation and bylaws (or the comparable documents for the applicable jurisdiction), in the case of a corporation, or the partnership agreement, in the case of a partnership, or the certificate of formation and limited liability company agreement (or the comparable documents for the applicable jurisdiction), in the case of a limited liability company.

“Preliminary Offering Circular” shall mean the Preliminary Offering Circular, dated June 24, 2010, with respect to the Secured Notes.

“Prime Rate” shall mean the rate announced by U.S. Bank National Association from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes.  The Prime Rate is not intended to be the lowest rate of interest charged by U.S. Bank National Association or any other specified financial institution in connection with extensions of credit to debtors.

“Proceedings” shall have the meaning set forth in Section 22.

“Related Person” means, with respect to any Person, the direct or indirect owners of the equity interests therein, directors, officers, employees, managers, agents and professional advisors thereof, including, with respect to the Collateral Manager, any investment adviser in which the Collateral Manager or any of its Affiliates has an economic or ownership interest.

“Staffing Agreement” shall have the meaning set forth in Section 13(b).

“Standard of Care” shall have the meaning set forth in Section 2(a).

“Statement of Cause” shall have the meaning set forth in Section 14(a).

“Termination Notice” shall have the meaning set forth in Section 14(a).

“Transaction” shall mean any action taken by the Collateral Manager on behalf of the Issuer with respect to the Assets, including, without limitation, (i) selecting the Collateral Obligations and Eligible Investments to be acquired by the Issuer, (ii) investing and reinvesting the Assets, (iii) instructing the Trustee with respect to any acquisition, disposition or tender of, or Offer with respect to, a Collateral Obligation, Equity Security or Eligible Investment by the Issuer and (iv) any of the services set forth in Section 2.

“Trustee” shall have the meaning set forth in the recitals hereto.

(b)         Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture and the rules of construction set forth in Section 1.2 of the Indenture are hereby incorporated by reference herein.

Section 2.        General Duties and Authority of the Collateral Manager.

(a)          Golub is hereby appointed as Collateral Manager of the Issuer for the purpose of performing certain investment management functions including, without limitation, directing and supervising the investment and reinvestment of the Collateral Obligations and Eligible Investments and performing certain administrative functions on behalf of the Issuer in accordance with the applicable provisions of the Indenture and of this Agreement, and Golub hereby accepts such appointment.  The Collateral Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Issuer in connection with performing its obligations set forth herein.  Except as may otherwise be expressly provided in this Agreement or the Indenture, the Collateral Manager will perform its obligations hereunder and under the Indenture with reasonable care and in good faith, (i) using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to comparable assets that it may manage for itself and its other clients, and (ii) in accordance with the Collateral Manager’s customary practices and procedures involving assets of the nature and character of the Assets (the “Standard of Care”).

(b)         Subject to Section 2(a), Section 2(d), Section 5 and Section 10 and to the applicable provisions of the Indenture and of this Agreement, the Collateral Manager agrees, and is hereby authorized, to provide the following services to the Issuer:

(i)        select the Collateral Obligations and Eligible Investments to be acquired and select the Collateral Obligations, Equity Securities and Eligible Investments to be sold or otherwise disposed of by the Issuer;

(ii)       invest and reinvest the Assets;

(iii)      instruct the Trustee with respect to any acquisition, disposition, or tender of, or Offer with respect to, a Collateral Obligation, Equity Security, Eligible Investment or other assets received in respect thereof in the open market or otherwise by the Issuer; and

(iv)      perform all other tasks and take all other actions that are specified, or not inconsistent with, the duties of the Collateral Manager set forth in the Indenture, the Collateral Administration Agreement or this Agreement.

The Collateral Manager shall, and is hereby authorized to, perform its obligations hereunder and under the Indenture in a manner which is consistent with the terms hereof and of the Indenture.

Notwithstanding anything to the contrary in this Section 2(b), none of the services performed by the Collateral Manager shall result in or be construed as resulting in an obligation to perform any of the following: (i) the Collateral Manager acting repeatedly or continuously as an intermediary in securities for the Issuer; (ii) the Collateral Manager providing investment banking services to the Issuer; or (iii) the Collateral Manager having direct contact with, or actively soliciting or finding outside investors to invest in the Issuer.

(c)          Subject to the provisions concerning its general duties and obligations as set forth in paragraphs (a) and (b) above and the terms of the Indenture, the Collateral Manager shall provide, and is hereby authorized to provide, the following services to the Issuer:

(i)        The Collateral Manager shall perform the investment-related duties and functions (including, without limitation, the furnishing of Issuer Orders, Issuer Requests and Authorized Officer’s certificates) as are expressly required hereunder or under the Indenture with regard to acquisitions, sales or other dispositions of Collateral Obligations, Equity Securities, Eligible Investments and other securities and assets permitted to be acquired or sold under, and subject to, the Indenture (including any proceeds received by way of Offers, workouts and restructurings on assets owned by the Issuer) and shall comply with the Investment Criteria and other requirements in the Indenture.  The Collateral Manager shall have no obligation to perform any other duties other than as expressly specified herein or in the Indenture and the Collateral Manager shall be subject to no implicit obligations of any kind. The Issuer hereby irrevocably (except as provided below) appoints the Collateral Manager as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for in this Agreement or in the Indenture, including, without limitation, the following powers: (A) to give or cause to be given any necessary receipts or acquittance for amounts collected or received hereunder, (B) to make or cause to be made all necessary transfers of the Collateral Obligations, Equity Securities and Eligible Investments in connection with any acquisition, sale or other disposition made pursuant hereto and the Indenture, (C) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Issuer all necessary or appropriate bills of sale, assignments, agreements and other instruments in connection with any such acquisition, sale or other disposition and (D) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Issuer any consents, votes, proxies, waivers, notices, amendments, modifications, agreements, instruments, orders or other documents in connection with or pursuant to this Agreement or the Indenture and relating to any Collateral Obligation, Equity Security or Eligible Investment. The Issuer hereby ratifies and confirms all that such attorney-in-fact (or any substitute) shall lawfully do hereunder and pursuant hereto and authorizes such attorney-in-fact to exercise full discretion and act for the Issuer in the same manner and with the same force and effect as the managers or officers of the Issuer might or could do in respect of the performance of such services, as well as in respect of all other things the Collateral Manager deems necessary or incidental to the furtherance or conduct of the Collateral Manager’s services under this Agreement or under the Indenture, subject in each case to the applicable terms of this Agreement and of the Indenture.  The Issuer hereby authorizes such attorney-in-fact, in its sole discretion (but subject to applicable law and the provisions of this Agreement and the Indenture), to take all actions that it considers reasonably necessary and appropriate in respect of the Assets, this Agreement and the other Transaction Documents. Nevertheless, if so requested by the Collateral Manager or by a purchaser of any Collateral Obligation or Eligible Investment, the Issuer shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Manager or such purchaser all proper bills of sale, assignments, releases, powers of attorney, proxies, dividends, other orders and other instruments as may reasonably be designated in any such request.  Except as otherwise set forth and provided for herein, this grant of power of attorney is coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Issuer.  Notwithstanding anything herein to the contrary, the appointment herein of the Collateral Manager as the Issuer’s agent and attorney-in-fact shall automatically cease and terminate upon the effective date of any termination of this Agreement, the resignation of the Collateral Manager pursuant to Section 12 or any removal of the Collateral Manager pursuant to Section 14.  Each of the Collateral Manager and the Issuer shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement and of the Indenture.

(ii)       The Collateral Manager shall negotiate on behalf of the Issuer with prospective originators, sellers or purchasers of Collateral Obligations as to the terms relating to the acquisition, sale or other dispositions thereof.

(iii)      Subject to any applicable terms of the Collateral Administration Agreement, the Collateral Manager shall monitor the Assets on behalf of the Issuer on an ongoing basis and shall provide or cause to be provided to the Issuer all reports, schedules and other data reasonably available to the Collateral Manager that the Issuer is required to prepare and deliver or cause to be prepared and delivered under the Indenture, in such forms and containing such information required thereby, in reasonably sufficient time for such required reports, schedules and data to be reviewed and delivered by or on behalf of the Issuer to the parties entitled thereto under the Indenture.  The obligation of the Collateral Manager to furnish such information is subject to the Collateral Manager’s timely receipt of necessary reports and the appropriate information from the Person responsible for the delivery of or preparation of such information or such reports (including without limitation, the Obligors of the Collateral Obligations, the Rating Agencies, the Trustee and the Collateral Administrator) and to any confidentiality restrictions with respect thereto. The Collateral Manager shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by a Person that the Collateral Manager has no reason to believe is not duly authorized.  The Collateral Manager also may rely upon any statement made to it orally or by telephone and made by a Person the Collateral Manager has no reason to believe is not duly authorized, and shall not incur any liability for relying thereon.  The Collateral Manager is entitled to rely on any other information furnished to it by third parties that it reasonably believes in good faith to be genuine.

(iv)      The Collateral Manager, on behalf of the Issuer, shall be responsible for obtaining, to the extent reasonably practicable and to the extent such information is available to it, any information concerning whether a Collateral Obligation has become a Defaulted Obligation, a Current Pay Obligation, a Credit Risk Obligation or a Credit Improved Obligation.

(v)       The Collateral Manager may, subject to and in accordance with the Indenture, as agent of the Issuer and on behalf of the Issuer, direct the Trustee to take, or take on behalf of the Issuer, as applicable, any of the following actions with respect to a Collateral Obligation, Equity Security or Eligible Investment:

(A)      purchase or otherwise acquire such Collateral Obligation or Eligible Investment;

(B)       retain such Collateral Obligation, Equity Security or Eligible Investment;

(C)       sell or otherwise dispose of such Collateral Obligation, Equity Security or Eligible Investment (including any assets received by way of Offers, workouts and restructurings on assets owned by the Issuer) in the open market or otherwise;

(D)      if applicable, tender such Collateral Obligation, Equity Security or Eligible Investment;

(E)       if applicable, consent to or refuse to consent to any proposed amendment, modification, restructuring, exchange, waiver or Offer and give or refuse to give any notice or direction;

(F)       retain or dispose of any securities or other property (if other than cash) received by the Issuer;

(G)      call or waive any default with respect to any Defaulted Obligation;

(H)      vote to accelerate the maturity of any Defaulted Obligation;

(I)        participate in a committee or group formed by creditors of an obligor or an issuer under a Collateral Obligation or Eligible Investment;

(J)       after or in connection with the payment in full of all amounts owed under the Secured Notes and the termination without replacement of the Indenture or in connection with any Redemption or Refinancing of the Notes, advise the Issuer as to when, in the view of the Collateral Manager, it would be in the best interest of the Issuer to liquidate all or any portion of the Issuer's investment portfolio (and, if applicable, after discharge of the Indenture) and render such assistance as may be necessary or required by the Issuer in connection with such liquidation or any actions necessary to effectuate a Redemption or Refinancing of the Notes;

(K)      advise and assist the Issuer with respect to the valuation of the Assets, to the extent required or permitted by the Indenture;

(L)       provide strategic and financial planning (including advice on utilization of assets), financial statements and other similar reports;

(M)     negotiate any Refinancing for the Issuer as authorized by the Indenture; and

(N)      exercise any other rights or remedies with respect to such Collateral Obligation, Equity Security or Eligible Investment as provided in the Underlying Documents of the obligor or issuer under such Assets or the other documents governing the terms of such Assets or take any other action consistent with the terms of this Agreement or of the Indenture which the Collateral Manager reasonably determines to be in the best interests of the Issuer.

(vi)      The Collateral Manager may:

(A)      retain accounting, tax, counsel and other professional services on behalf of the Issuer as may be needed by the Issuer; and

(B)      consult on behalf of the Issuer with each Rating Agency at such times as may be reasonably requested by such Rating Agency and provide the Rating Agencies with any information reasonably requested in connection with each Rating Agency’s monitoring of the acquisition and disposition of Collateral Obligations and each Rating Agency’s maintenance of their ratings of the Secured Notes.

(vii)     In connection with the purchase of any Collateral Obligation by the Issuer, the Collateral Manager shall prepare, on behalf of the Issuer, the information required to be delivered to the Trustee pursuant to the Indenture.

(d)          In performing its duties hereunder and when exercising its discretion and judgment in connection with any transactions involving the Assets, the Collateral Manager shall carry out any reasonable written directions of the Issuer for the purpose of the Issuer’s compliance with its Organizational Instruments and the Indenture; provided that such directions are not inconsistent with any provision of this Agreement or the Indenture by which the Collateral Manager is bound.

(e)          In providing services hereunder, the Collateral Manager may, without the consent of any party, employ third parties, including, without limitation, its affiliates, to render advice (including investment advice), to provide services to arrange for trade execution and otherwise provide assistance to the Issuer and to perform any of its duties hereunder; provided that the Collateral Manager shall not be relieved of any of its duties hereunder regardless of the performance of any services by third parties, including affiliates.

(f)           The Collateral Manager shall not be bound to comply with any supplemental indenture until it has received a copy of such supplemental indenture from the Issuer or the Trustee and unless the Collateral Manager has consented thereto in writing, as provided in the Indenture.

Section 3.        Purchase and Sale Transactions; Brokerage.

(a)          The Collateral Manager, subject to and in accordance with the Indenture, hereby agrees that it shall cause any Transaction to be conducted on terms and conditions negotiated on an arm’s-length basis and in accordance with applicable law.  Except as expressly permitted under the Indenture, no Assets (other then any Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations) shall be purchased if such Assets may give rise to any obligation or liability on the Issuer’s part to take any action or make any payment other than at the Issuer’s option.

(b)         The Collateral Manager will seek to obtain the best execution (but shall have no obligation to obtain the lowest prices available) for all orders placed with respect to any Transaction, in a manner permitted by law and in a manner it believes to be in the best interests of the Issuer.  Subject to the preceding sentence, the Collateral Manager may, in the allocation of business, select brokers and/or dealers with whom to effect trades on behalf of the Issuer and may open cash trading accounts with such brokers and dealers (provided that none of the Assets may be credited to, held in or subject to the lien of the broker or dealer with respect to any such account). In addition, subject to the first sentence of this paragraph, the Collateral Manager may, in the allocation of business, take into consideration research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers which are not Affiliates of the Collateral Manager; provided that the Collateral Manager in good faith believes that the compensation for such services rendered by such brokers and dealers complies with the requirements of Section 28(e) of the Securities Exchange Act of 1934, as amended (“Section 28(e)”), or in the case of principal or fixed income transactions for which the “safe harbor” of Section 28(e) is not available, the amount of the spread charged is reasonable in relation to the value of the research and other brokerage services provided. Such services may be used by the Collateral Manager in connection with its other advisory activities or investment operations. The Collateral Manager may aggregate sales and purchase orders placed with respect to the Assets with similar orders being made simultaneously for other Clients of the Collateral Manager or of Affiliates of the Collateral Manager, if in the Collateral Manager’s reasonable judgment such aggregation shall result in an overall economic benefit to the Issuer, taking into consideration the advantageous selling or purchase price, brokerage commission or other expenses, as well as the availability of such Assets on any other basis.  In accounting for such aggregated order price, commissions and other expenses may be apportioned on a weighted average basis.  When a Transaction occurs as part of any aggregate sales or purchase orders, the objective of the Collateral Manager will be to allocate the executions among the Clients in an equitable manner and in accordance with the internal policies and procedures of the Collateral Manager (as such may be amended from time to time, the “Internal Policies”) and applicable law.

(c)          The Issuer acknowledges and agrees that (i) the determination by the Collateral Manager of any benefit to the Issuer will be subjective and will represent the Collateral Manager’s evaluation at the time that the Issuer will be benefited by relatively better purchase or sales prices, lower brokerage commissions, lower transaction costs and expenses and beneficial timing of transactions or any combination of any of these and/or other factors and (ii) the Collateral Manager shall be fully protected with respect to any such determination to the extent the Collateral Manager acts in accordance with Section 2(a). The Issuer acknowledges that the Collateral Manager is the investment advisor to the Originator and is the designated manager of the Depositor, which is the Holder of the Class B Notes and the Subordinated Notes on and, potentially, after the Closing Date which may give rise to conflicts of interest between the Collateral Manager's duties to the Issuer under this Agreement and its duty to such Client.

(d)         Subject to the Collateral Manager’s execution obligations described herein, compliance with applicable law and compliance with the applicable provisions of the Indenture, the Collateral Manager may effect transactions with the Issuer or its Affiliates (i) on an agency basis or (ii) on a principal basis where the Collateral Manager or any of its Affiliates sells assets to or purchases assets from the Issuer.

(e)          The Collateral Manager or any of its Affiliates may acquire or sell assets, for its own account or for the accounts of its Clients, without either requiring or precluding the acquisition or sale of such assets for the account of the Issuer. Such investments may be the same as or different from those made on behalf of the Issuer. In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to acquire the same Collateral Obligation both for the Issuer and either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager or another Client of the Collateral Manager, the Collateral Manager will allocate investment opportunities across such entities for which such opportunities are appropriate, consistent with (1) its internal conflict of interest and allocation policies, (2) any applicable requirements of the Advisers Act and (3) if and to the extent applicable, certain restrictions of the 1940 Act regarding co-investments with affiliates.

(f)           The Issuer acknowledges and agrees that the Collateral Manager and its Affiliates may invest for their own accounts or for the accounts of others in assets that would be appropriate investments for the Issuer.  The Issuer acknowledges that the Collateral Manager and its Affiliates may enter into, for their own accounts or for the accounts of others, credit default swaps relating to obligors and issuers with respect to the Collateral Obligations included in the Assets. The Issuer understands that the Collateral Manager and its Affiliates may have economic interests in (including, without limitation, controlling equity interests or other equity or debt interests), be lenders to, receive payments from, render services to, engage in transactions with or have other relationships with obligors and issuers with respect to the Collateral Obligations included in the Assets.  In particular, the Collateral Manager and its Affiliates may make and/or hold investments in an obligor’s or issuer’s obligations or securities that may be pari passu, senior or junior in ranking to an investment in such obligor’s or issuer’s obligations or securities made and/or held by the Issuer, or otherwise have interests different from or adverse to those of the Issuer.  The Issuer agrees that, in the course of managing the Collateral Obligations held by the Issuer, the Collateral Manager may consider its relationships with other Clients (including obligors and issuers) and its Affiliates.  The Collateral Manager may decline to make a particular investment for the Issuer in view of such relationships.  In addition, individuals who are partners, managers, members, shareholders, directors, officers, employees or agents of the Collateral Manager or of one or more of its Affiliates may serve on boards of directors of, or otherwise have ongoing relationships with, such obligors and issuers.  As a result, such individuals may possess information relating to obligors and issuers of Collateral Obligations that is (a) not known to or (b) known but restricted as to its use by the individuals at the Collateral Manager responsible for monitoring the Collateral Obligations and performing the other obligations of the Collateral Manager under this Agreement.  Each of such ownership and other relationships may result in securities laws restrictions on transactions in such securities by the Issuer and otherwise create conflicts of interest for the Issuer.  The Issuer acknowledges and agrees that, in all such instances, the Collateral Manager and its Affiliates may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to the Issuer’s investments and they have no duty, in making or managing such investments, to act in a way that is favorable to the Issuer.

(g)          The Issuer agrees that neither the Collateral Manager nor any of its Affiliates is under any obligation to offer all investment opportunities of which they become aware to the Issuer or to account to the Issuer for (or share with the Issuer or inform the Issuer of) any such transaction or any benefit received by them from any such transaction.  The Issuer understands that the Collateral Manager and/or its Affiliates may have, for their own accounts or for the accounts of others, portfolios with substantially the same portfolio criteria as are applicable to the Issuer.  Furthermore, the Collateral Manager and/or its Affiliates may make an investment on behalf of any Client or on their own behalf without offering the investment opportunity or making any investment on behalf of the Issuer and, accordingly, investment opportunities may not be allocated among all such Clients.  The Issuer acknowledges that affirmative obligations may arise in the future, whereby the Collateral Manager and/or its Affiliates are obligated to offer certain investments to Clients before or without the Collateral Manager’s offering those investments to the Issuer.  The Issuer agrees that the Collateral Manager may make investments on behalf of the Issuer in securities or obligations that it has declined to invest in or enter into for its own account, the account of any of the Collateral Manager or its Affiliates or the account of any other Client.

Section 4.        Additional Activities of the Collateral Manager.

Nothing herein shall prevent the Collateral Manager or any of its Affiliates from engaging in other businesses, or from rendering services of any kind to the Issuer, the Trustee, the Initial Purchaser, any Holder or their respective Affiliates or any other Person regardless of whether such business is in competition with the Issuer or otherwise. Without prejudice to the generality of the foregoing, partners, members, managers, shareholders, directors, officers, employees and agents of the Collateral Manager, Affiliates of the Collateral Manager, and the Collateral Manager may:

(a)          serve as managers or directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories for the Issuer or any Affiliate thereof, or for any obligor or issuer in respect of any of the Collateral Obligations, Equity Securities or Eligible Investments or any affiliate thereof, to the extent permitted by their respective Organizational Instruments and Underlying Documents, as from time to time amended, or by any resolutions duly adopted by the Issuer, its Affiliates or any obligor or issuer in respect of any of the Collateral Obligations, Eligible Investments or Equity Securities (or any Affiliate thereof) pursuant to their respective Organizational Instruments;

(b)          receive fees for services of whatever nature rendered to the obligor or issuer in respect of any of the Collateral Obligations, Eligible Investments or Equity Securities or any Affiliate thereof;

(c)          be retained to provide services unrelated to this Agreement to the Issuer or its Affiliates and be paid therefor, on an arm’s-length basis;

(d)          be a secured or unsecured creditor of, or hold a debt obligation of or equity interest in, the Issuer or any Affiliate thereof or any obligor or issuer of any Collateral Obligation, Eligible Investment or Equity Security or any Affiliate thereof;

(e)          subject to Section 3(b) and Section 5, applicable law and the applicable provisions of the Indenture sell any Collateral Obligation or Eligible Investment to, or purchase any Collateral Obligation or Equity Security from, the Issuer while acting in the capacity of principal or agent;

(f)           underwrite, arrange, structure, originate, syndicate, act as a distributor of or make a market in any Collateral Obligation, Equity Security or Eligible Investment;

(g)         serve as a member of any “creditors’ board”, “creditors’ committee” or similar creditor group with respect to any Collateral Obligation, Defaulted Obligation, Eligible Investment or Equity Security; or

(h)         act as collateral manager, portfolio manager, investment manager and/or investment adviser or sub-adviser in collateralized bond obligation vehicles, collateralized loan obligation vehicles and other similar warehousing, financing or investment vehicles.

The Issuer acknowledges that there are generally no ethical screens or information barriers among the Collateral Manager and certain of its Affiliates of the type that many firms implement to separate individuals who make investment decisions from others who might possess applicable material, non-public information.  The Issuer acknowledges that the Collateral Manager may be prevented from causing the Issuer to transact in certain assets due, among other things, to internal restrictions imposed on the Collateral Manager regarding the possession and use of material and/or non-public information and certain restrictions of the 1940 Act regarding co-investments with affiliates.

(i)           It is understood that the Collateral Manager and any of its Affiliates may engage in any other business and furnish investment management and advisory services to others, including Persons which may have investment policies similar to those followed by the Collateral Manager with respect to the Assets and which may own securities or obligations of the same class, or which are of the same type, as the Collateral Obligations or the Eligible Investments or other securities or obligations of the obligor or issuer of the Collateral Obligations or the Eligible Investments. The Collateral Manager will be free, in its sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Assets. Nothing in the Indenture and this Agreement shall prevent the Collateral Manager or any of its Affiliates, acting either as principal or agent on behalf of others, from buying or selling, or from recommending to or directing any other account to buy or sell, at any time, securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same issuer, as those directed by the Collateral Manager to be purchased or sold on behalf of the Issuer. It is understood that, to the extent permitted by applicable law, the Collateral Manager, its Affiliates or their respective Related Persons or any member of their families or a person or entity advised by the Collateral Manager may have an interest in a particular transaction or in securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same issuer, as those whose purchase or sale the Collateral Manager may direct hereunder.  In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to purchase the same Collateral Obligation both for the Issuer, and either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager or another client of the Collateral Manager, the Collateral Manager will allocate investment opportunities across such entities for which such opportunities are appropriate, consistent with (1) its internal conflict of interest and allocation policies, (2) any applicable requirements of the Advisers Act and (3) if and to the extent applicable, certain restrictions of the 1940 Act regarding co-investments with affiliates.

Section 5.        Certain Conflicts of Interest.

(a)          Subject to compliance with applicable laws and regulations and subject to this Agreement and the Indenture, the Collateral Manager may direct the Trustee to acquire an Asset from, or sell an Asset to, the Collateral Manager, any of its Affiliates or any Client for which the Collateral Manager or any of its Affiliates serves as investment adviser for fair market value; provided that the Collateral Manager shall obtain the Issuer's written consent through the Independent Review Party as provided herein if any such transaction requires the consent of the Issuer under Section 206(3) of the Advisers Act (an “Affiliate Transaction”).

(b)         With respect to the approval of Affiliate Transactions, the Issuer shall appoint the independent directors of Golub Capital BDC, Inc., the Issuer’s designated manager, to act on behalf of the Issuer by majority vote (a majority of such directors, the “Independent Review Party”).

The Issuer acknowledges that Affiliates of the Collateral Manager may purchase all of the outstanding Class B Notes and acquire all of the Subordinated Notes and Membership Interests and that Clients advised by the Collateral Manager or its Affiliates may acquire the Notes. In certain circumstances, the interests of the Issuer and/or the Holders with respect to matters as to which the Collateral Manager is advising the Issuer may conflict with the interests of the Collateral Manager. The Issuer hereby acknowledges that various potential and actual conflicts of interest do or may exist with respect to the Collateral Manager as described in this Agreement and in the Final Offering Circular; provided that nothing in this Section 5 shall be construed as altering the duties of the Collateral Manager as set forth herein, in the Indenture or under applicable law.

Section 6.        Records; Confidentiality.

The Collateral Manager shall maintain or cause to be maintained appropriate books of account and records relating to its services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Issuer, the Trustee, the Holders, and the Independent accountants appointed by the Collateral Manager on behalf of the Issuer pursuant to Article X of the Indenture at any time during normal business hours and upon not less than three Business Days’ prior notice. The Collateral Manager shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-affiliated third parties except (a) with the prior written consent of the Issuer, (b) such information as a Rating Agency shall reasonably request in connection with its rating of the Secured Notes or in supplying credit estimates on any Collateral Obligation included in the Assets, (c) in connection with establishing trading or investment accounts or otherwise in connection with effecting Transactions on behalf of the Issuer, (d) as required by (i) applicable law, regulation, court order, or a request by a governmental regulatory agency with jurisdiction over the Collateral Manager or any of its Affiliates, (ii) the rules or regulations of any self-regulating organization, body or official having jurisdiction over the Collateral Manager or any of its Affiliates or (iii) the rules and regulations of any stock exchange on which the Secured Notes may be listed, (e) to its professional advisors (including, without limitation, legal, tax and accounting advisors), (f) such information as shall have been publicly disclosed other than in known violation of this Agreement or the provisions of the Indenture or shall have been obtained by the Collateral Manager on a non-confidential basis, (g) as expressly permitted in the Final Offering Circular, in the Indenture or in any other Transaction Document, (h) such information as is necessary or appropriate to disclose so that the Collateral Manager may perform its duties hereunder, under the Indenture or any other Transaction Document or (i) general performance information which may be used by the Collateral Manager, its Affiliates or their Related Persons in connection with their marketing activities.  For purposes of this Section 6, the Holders, the Trustee, the Calculation Agent and the Collateral Administrator shall not be considered “non-affiliated third parties.”  Notwithstanding the foregoing, it is agreed that the Collateral Manager may disclose (a) that it is serving as collateral manager of the Issuer, (b) the nature, aggregate principal amount and overall performance of the Issuer’s assets, (c) the amount of earnings on the Assets, (d) such other information about the Issuer, the Assets and the Notes as is customarily disclosed by managers of collateralized loan obligations and (e) each of its respective employees, representatives or other agents may disclose to any and all Persons, without limitation of any kind, the United States federal income tax treatment and United States federal income tax structure of the transactions contemplated by the Indenture, this Agreement and the related documents and all materials of any kind (including opinions and other tax analyses) that are provided to them relating to such United States federal income tax treatment and United States income tax structure.

Section 7.        Obligations of Collateral Manager.

In accordance with the Standard of Care set forth in Section 2(a), the Collateral Manager shall take care to avoid taking any action that would (a) materially adversely affect the status of the Issuer for purposes of the United States federal or state law or other law applicable to it, (b) not be permitted by the Issuer’s Organizational Instruments, copies of which the Collateral Manager acknowledges the Issuer has provided to the Collateral Manager, (c) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, actions which would violate any law of the United States federal, state or other applicable securities law that is known by the Collateral Manager to be applicable to it and, in each case, the violation of which would have a Material Adverse Effect on the Issuer or have a material adverse effect on the ability of the Collateral Manager to perform its obligations hereunder, (d) require registration of either of the Issuer or the pool of Assets as an “investment company” under Section 8 of the 1940 Act, or (e) knowingly and willfully adversely affect the interests of the Issuer in the Assets in any material respect (other than (i) as expressly permitted hereunder or under the Indenture or (ii) in connection with any action taken in the ordinary course of business of the Collateral Manager in accordance with its Standard of Care). If the Collateral Manager is ordered by the designated manager of the Issuer or the requisite Holders to take any action which would, or could reasonably be expected to, in each case in its reasonable business judgment, have any such consequences, the Collateral Manager shall promptly notify the Issuer and the Trustee that such action would, or could reasonably be expected to, in each case in its reasonable business judgment, have one or more of the consequences set forth above and shall not take such action unless the designated manager of the Issuer then requests the Collateral Manager to do so and both a Majority of the Controlling Class and a Majority of the Subordinated Notes have consented thereto in writing. Notwithstanding any such request, the Collateral Manager shall not take such action unless (i) arrangements satisfactory to it are made to insure or indemnify the Collateral Manager, Affiliates of the Collateral Manager and shareholders, partners, members, managers, directors, officers or employees of the Collateral Manager or such Affiliates from any liability and expense it may incur as a result of such action and (ii) if the Collateral Manager so requests in respect of a question of law, the Issuer delivers to the Collateral Manager an Opinion of Counsel (from outside counsel satisfactory to the Collateral Manager) that the action so requested does not violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer or over the Collateral Manager.  Neither the Collateral Manager nor its Affiliates, shareholders, partners, members, managers, directors, officers or employees shall be liable to the Issuer or any other Person, except as provided in Section 10. Notwithstanding anything contained in this Agreement to the contrary, any indemnification or insurance by the Issuer provided for in this Section 7 or Section 10 shall be payable out of the Assets in accordance with the Priority of Payments, and the Collateral Manager may take into account such Priority of Payments in determining whether any proposed indemnity arrangements contemplated by this Section 7 are satisfactory.

Section 8.        Compensation.

(a)         As compensation for its performance of its obligations as Collateral Manager under this Agreement, the Collateral Manager will be entitled to receive on each Payment Date (in accordance with the Priority of Payments) the Collateral Management Fee (the “Collateral Management Fee”).

The Collateral Management Fee will be payable on each Payment Date to the extent of the funds available for such purpose in accordance with the Priority of Payments. The Collateral Management Fee is payable to the Collateral Manager in arrears, on each Payment Date in an amount (as certified by the Collateral Manager to the Trustee) equal to 0.35% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date; provided that the Collateral Management Fee due on any Payment Date shall not include any such fee (or any portion thereof) that has been waived by the Collateral Manager hereunder.

The Collateral Management Fee is payable on each Payment Date only to the extent that sufficient Interest Proceeds or Principal Proceeds are available. To the extent the Collateral Management Fee is not paid on a Payment Date due to insufficient Interest Proceeds or Principal Proceeds (and such fee was not voluntarily deferred or waived by the Collateral Manager), the Collateral Management Fee due on such Payment Date (or the unpaid portion thereof, as applicable, the “Collateral Management Fee Shortfall Amount”) will be automatically deferred for payment on the succeeding Payment Date, with interest, in accordance with the Priority of Payments. Interest on Collateral Management Fee Shortfall Amounts shall accrue at the Prime Rate for the period beginning on the first Payment Date on which the related Collateral Management Fee was due (and not paid) through the Payment Date on which such Collateral Management Fee Shortfall Amount (including accrued interest) is paid. To the extent that funds are available on a Payment Date for the payment of all or a portion of the outstanding Collateral Management Fee Shortfall Amounts and the Collateral Manager elects to defer such Collateral Management Fee Shortfall Amounts, interest shall not accrue on such Collateral Management Fee Shortfall Amounts beyond such Payment Date.

(b)         At the option of the Collateral Manager by written notice to the Trustee no later than the Determination Date immediately prior to such Payment Date, on each Payment Date, (i) all or a portion of the Collateral Management Fees or the Collateral Management Fee Shortfall Amount (including accrued interest) due and owing on such Payment Date may be deferred for payment on a subsequent Payment Date, without interest (the “Current Deferred Management Fee”) and (ii) all or a portion of the previously deferred Collateral Management Fees or Collateral Management Fee Shortfall Amounts (collectively, the “Cumulative Deferred Management Fee”) may be declared due and payable (to the extent there are sufficient Interest Proceeds and Principal Proceeds therefor).  At such time as the Secured Notes are redeemed in connection with an Optional Redemption or a Tax Redemption, without duplication, all accrued and unpaid Collateral Management Fees, Current Deferred Management Fees, Collateral Management Fee Shortfall Amounts (including accrued interest) and Cumulative Deferred Management Fees (the “Aggregate Collateral Management Fee”) shall be due and payable to the Collateral Manager.

(c)          The Collateral Manager may, in its sole discretion (but shall not be obligated to), elect to waive all or any portion of the Collateral Management Fee payable to the Collateral Manager on any Payment Date.  Any such election shall be made by the Collateral Manager delivering written notice thereof to the Trustee no later than the Determination Date immediately prior to such Payment Date.  Any election to waive the Collateral Management Fee may also be made by written standing instructions to the Trustee; provided that such standing instructions may be rescinded by the Collateral Manager at any time.

(d)          Except as otherwise set forth herein and in the Indenture, the Collateral Manager will continue to serve as Collateral Manager under this Agreement notwithstanding that the Collateral Manager will not have received amounts due it under this Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments.

(e)          If the Collateral Manager is terminated for any reason or resigns or is removed, (i) Collateral Management Fees calculated as provided in this Section 8 shall be prorated for any partial period elapsing from the last Payment Date on which such Collateral Manager received the Collateral Management Fee to the effective date of such termination, resignation or removal and (ii) any unpaid Cumulative Deferred Management Fees and Collateral Management Fee Shortfall Amounts (including related interest) shall be determined as of the effective date of such termination, resignation or removal and, in each case, shall be due and payable on each Payment Date following the effective date of such termination, resignation or removal in accordance with the Priority of Payments until paid in full. Otherwise, such Collateral Manager shall not be entitled to any further compensation for further services but shall be entitled to receive any expense reimbursement accrued to the effective date of termination, resignation or removal and any indemnity amounts owing (or that may become owing) under Section 7, Section 10, or Section 15(a)(iii).  Any Aggregate Collateral Management Fee, expense reimbursement and indemnities owed to such Collateral Manager in accordance with this Section 8(e) and any Aggregate Collateral Management Fee, expense reimbursement and indemnities owed to any successor Collateral Manager on any Payment Date shall be paid pro rata based on the amount thereof then due and owing to each subject to the Priority of Payments.

Section 9.        Benefit of the Agreement.

The Collateral Manager shall perform its obligations hereunder in accordance with the terms of this Agreement and the terms of the Indenture applicable to it. The Collateral Manager agrees and consents to the provisions contained in Section 15.1(f) of the Indenture. In addition, the Collateral Manager acknowledges the pledge of this Agreement under the granting clause of the Indenture.

Section 10.      Limits of Collateral Manager Responsibility.

(a)          None of the Collateral Manager, its affiliates or their respective Related Persons assumes any responsibility under this Agreement, other than the Collateral Manager’s assumption of its responsibility to render the services required to be performed by it hereunder and under the terms of the Indenture applicable to it in good faith, subject to the Standard of Care described in Section 2(a).  The Collateral Manager shall not be responsible for any action or inaction of the Issuer or the Trustee in following or declining to follow any advice, recommendation or direction of the Collateral Manager, including as set forth in Section 7.  The Indemnified Parties (as defined below) shall not be liable to the Issuer, the Trustee, any Holder, the Initial Purchaser, any of their respective affiliates, or Related Persons or any other Persons for any act, omission, error of judgment, mistake of law, or for any claim, loss, liability, damage, judgments, assessments, settlement, cost, or other expense (including attorneys’ fees and expenses and court costs) arising out of or with respect to any investment or for any other act or omission in the performance of the Collateral Manager’s obligations under or in connection with this Agreement or the terms of any other Transaction Document applicable to the Collateral Manager, incurred as a result of actions taken or recommended or for any omissions of the Collateral Manager, or for any decrease in the value of the Assets, except for liability to which the Collateral Manager would be subject (i) by reason of acts constituting bad faith, willful misconduct or gross negligence in the performance of its duties hereunder and under the terms of the Indenture or (ii) with respect to the Collateral Manager Information, as of the date made, such information containing any untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (the preceding clauses (i) and (ii) collectively referred to for purposes of this Section 10 as “Collateral Manager Breaches”). The Collateral Manager shall not be liable for any consequential, punitive, exemplary or treble damages or lost profits hereunder or under the Indenture. Nothing contained herein shall be deemed to waive any liability which cannot be waived under applicable state or federal law or any rules or regulations adopted thereunder.

(b)         (i)  The Issuer shall indemnify and hold harmless (the Issuer in such case, the “Indemnifying Party”) the Collateral Manager, its affiliates and their respective Related Persons (each, an “Indemnified Party”) from and against any and all losses, claims, damages, judgments, assessments, costs or other liabilities (collectively, “Losses”) and will promptly reimburse each such Indemnified Party for all reasonable fees and expenses incurred by an Indemnified Party with respect thereto (including reasonable fees and expenses of counsel) (collectively, “Expenses”) arising out of or in connection with the issuance of the Notes (including, without limitation, any untrue statement of material fact contained in the Offering Circulars, or omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading other than the Collateral Manager Information), the transactions contemplated by the Offering Circulars, the Indenture or this Agreement and any acts or omissions of any such Indemnified Party; provided, that such Indemnified Party shall not be indemnified for any Losses or Expenses incurred as a result of any acts or omissions by such Indemnified Party that constitute a Collateral Manager Breach. Notwithstanding anything contained herein to the contrary, the obligations of the Issuer under this Section 10 to indemnify any Indemnified Party for any Losses or Expenses are non-recourse obligations of the Issuer payable solely out of the Assets in accordance with the Priority of Payments set forth in the Indenture.

(ii)       The Collateral Manager shall indemnify and hold harmless (the Collateral Manager in such case, the “Indemnifying Party”) the Issuer, its affiliates and their respective Related Persons (each such party being, in such case, an “Indemnified Party”) from and against any and all Losses and shall promptly reimburse each such Indemnified Party for all reasonable Expenses as such Expenses are incurred in investigating, preparing, pursuing or defending any Actions in respect of or arising out of any Collateral Manager Breaches; provided, however, that the Collateral Manager shall not be liable for any consequential, punitive, exemplary or treble damages or lost profits.

(c)         An Indemnified Party shall (or, with respect to the Related Persons of the Collateral Manager or of the Issuer, as applicable, the Collateral Manager or the Issuer, as applicable, shall cause such Indemnified Party to) promptly notify the Indemnifying Party if the Indemnified Party receives a complaint, claim, compulsory process or other notice of any Loss giving rise to a claim for indemnification under this Section 10, but failure so to notify the Indemnifying Party or to comply with paragraph (d) below shall not relieve such Indemnifying Party from its obligations under this Section 10 unless and to the extent that such Indemnifying Party did not otherwise learn of such action or proceeding and to the extent such failure results in the forfeiture by the Indemnifying Party of material rights and defenses.

(d)         With respect to any claim made or threatened against an Indemnified Party, or compulsory process or request served upon such Indemnified Party for which such Indemnified Party is or may be entitled to indemnification under this Section 10, such Indemnified Party shall (or with respect to the Related Persons of the Collateral Manager or of the Issuer, as applicable, the Collateral Manager or the Issuer, as applicable, shall cause such Indemnified Party to):

(i)        at the Indemnifying Party’s expense, provide the Indemnifying Party such information and cooperation with respect to such claim as the Indemnifying Party may reasonably require, including, but not limited to, making appropriate personnel available to the Indemnifying Party at such reasonable times as the Indemnifying Party may request;

(ii)       at the Indemnifying Party’s expense, cooperate and take all such steps as the Indemnifying Party may reasonably request to preserve and protect any defense to such claim;

(iii)      in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Indemnifying Party the right, which the Indemnifying Party may exercise in its sole discretion and at its expense, (A) to participate in the investigation, defense and settlement of such claim, and, (B) to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under such subsection for any legal fees and expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation, except that, if such Indemnified Party reasonably determines that counsel selected by the Indemnifying Party has a conflict of interest, such Indemnifying Party shall pay the reasonable fees and disbursements of one additional counsel selected by the Indemnified Party (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

(iv)     neither incur any material expense to defend against nor make any admission with respect thereto (other than routine or incontestable admission or factual admissions the failure to make which could expose such Indemnified Party to (A) unindemnified liability, or (B) only if the Indemnified Party is the Collateral Manager or an affiliate or Related Person of the Collateral Manager or of an affiliate thereof, any liability in respect of which, in the good faith determination of such Indemnified Party, the Indemnifying Party is unlikely to have sufficient funds available to indemnify the Indemnified Party in full, taking into account the Priority of Payments), nor permit a default or consent to the entry of any judgment in respect thereof, in each case without the prior written consent of the Indemnifying Party; provided that the Indemnifying Party shall have advised such Indemnified Party that such Indemnified Party is entitled to be indemnified hereunder with respect to such claim.

(e)         No Indemnified Party shall, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, settle or compromise any claim giving rise to a claim for indemnity hereunder, or permit a default or consent to the entry of any judgment in respect thereof; provided that if the Indemnified Party is the Collateral Manager or an affiliate or a Related Person of the Collateral Manager or of an affiliate thereof, such Indemnified Party shall not be required to seek or obtain such consent if it determines in good faith that the Indemnifying Party is unlikely to have sufficient funds available to indemnify it in full, taking into account the Priority of Payments.

(f)          No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any claim giving rise to a claim for indemnity hereunder if such settlement includes a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(g)         The compliance of the Collateral Manager’s actions with the provisions of the Indenture and this Agreement shall be determined on the date of action only, based upon the prices and characteristics of the Assets on the date of such action (or on the most recent date practicable, in the case of Collateral Obligations not purchased or sold on such date); provided that the provisions of the Indenture and this Agreement shall not be deemed breached as a result of changes in value, status or any other conditions of an investment following the date of such action and the Collateral Manager shall not be responsible under this Agreement for the performance of or any losses on the Assets acquired in accordance with this Agreement.

(h)         The Assets shall be held by the Custodian appointed by the Issuer pursuant to the Indenture.  The Collateral Manager and its Affiliates shall at no time have custody or physical control of the Assets.  The Collateral Manager shall not be liable for any act or omission of the Collateral Administrator, the Trustee or any sub-custodian or other agent appointed by the Calculation Agent or the Issuer. Any compensation owed to the Collateral Administrator, the Trustee or the Calculation Agent for their services to the Issuer shall be the obligation of the Issuer and not the Collateral Manager.

Section 11.      No Joint Venture.

The Issuer and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Collateral Manager shall be deemed, for all purposes herein, an independent contractor and shall, except as otherwise expressly provided herein or in the Indenture or authorized by the Issuer from time to time, have no authority to act for or represent the Issuer in any way or otherwise be deemed an agent of the Issuer. It is acknowledged that neither the Collateral Manager nor any of its Affiliates has provided or shall provide any tax, accounting or legal advice or assistance to the Issuer or any other Person in connection with the transactions contemplated hereby.

Section 12.      Term; Termination.

(a)          This Agreement shall commence as of the date first set forth above and shall continue in force until the first of the following occurs: (i) the final liquidation of the Assets and the final distribution of the proceeds of such liquidation to the Noteholders, (ii) the payment in full of the Notes, and the satisfaction and discharge of the Indenture in accordance with its terms or (iii) the early termination of this Agreement in accordance with Section 12(b), (c), (d), (e) or (f) or Section 14.

(b)          Subject only to clause (c) below, the Collateral Manager may resign, upon 90 days’ prior written notice to the Issuer (or such shorter notice as is acceptable to the Issuer) and the Trustee (and the Issuer shall direct the Trustee to distribute a copy of such notice to the Holders within five (5) Business Days of receipt); provided that the Collateral Manager shall have the right to resign immediately upon the effectiveness of any material change in applicable law or regulations which renders the performance by the Collateral Manager of its duties hereunder or under the Indenture to be a violation of such law or regulation.

(c)          No resignation or removal of the Collateral Manager pursuant to this Agreement shall be effective until the date as of which a successor Collateral Manager shall have been appointed and approved and has accepted and assumed all of the Collateral Manager’s duties and obligations pursuant to this Agreement in writing (an “Instrument of Acceptance”).

(d)          Promptly after notice of any removal under Section 14 or any resignation of the Collateral Manager that is to take place while any of the Notes are Outstanding, the Issuer shall transmit or cause the Trustee to transmit copies of such notice to the Holders and each Rating Agency and shall appoint a successor Collateral Manager in accordance with the procedures set forth in clause (e) below; provided that such successor Collateral Manager (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager hereunder, (ii) is legally qualified and has the capacity to assume all of the responsibilities, duties and obligations of the Collateral Manager hereunder and under the applicable terms of the Indenture, (iii) does not cause or result in the Issuer becoming, or require the pool of Assets to be registered as, an investment company under the 1940 Act and (iv) with respect to which the Global Rating Agency Condition has been satisfied.

(e)          A Majority of the Subordinated Notes will nominate a successor Collateral Manager that meets the criteria set forth in clause (d) above (other than subclause (iv) thereof) within 30 days of initial notice of the resignation or removal of the Collateral Manager and if the Majority of the Controlling Class consents thereto, such proposed successor will be appointed the successor Collateral Manager by the Issuer; provided that the Global Rating Agency Condition has been satisfied with respect thereto.  If a Majority of the Subordinated Notes fails to nominate such a successor within 30 days of initial notice of the resignation or removal of the Collateral Manager or if a Majority of the Controlling Class does not consent thereto, then a Majority of the Controlling Class shall, within 60 days of initial notice of the resignation or removal of the Collateral Manager, nominate a successor Collateral Manager that meets the criteria set forth in clause (d) above (other than subclause (iv) thereof).  If a Majority of the Subordinated Notes consents to such Controlling Class nominee, such nominee shall be appointed the successor Collateral Manager by the Issuer; provided the Global Rating Agency Condition has been satisfied with respect thereto.  If no successor Collateral Manager is appointed within 90 days with the consent thereto of a Majority of the Controlling Class (if nominated by a Majority of the Subordinated Notes) or the consent thereto of a Majority of the Subordinated Notes (if nominated by a Majority of the Controlling Class) (or, in the event of a change in applicable law or regulation which renders the performance by the Collateral Manager of its duties under this Agreement or the Indenture to be a violation of such law or regulation, within 30 days) following the termination or resignation of the Collateral Manager, any of the Issuer, the Collateral Manager, a Majority of the Subordinated Notes and the Majority of the Controlling Class shall have the right to petition a court of competent jurisdiction to appoint a successor Collateral Manager, in any such case whose appointment shall become effective after such successor has accepted its appointment and assumed all of the Collateral Manager’s duties and obligations pursuant to this Agreement in an Instrument of Acceptance and without the consent of any Holder.

(f)           The successor Collateral Manager shall be entitled to the Collateral Management Fee set forth in Sections 8(a) (and, to the extent it defers such fees, the related Aggregate Collateral Management Fee due and owing to such successor Collateral Manager under Section 8(b)) and no compensation payable to such successor Collateral Manager shall be greater than as set forth in Section 8 without the prior written consent of 100% of each Class of Notes voting separately by Class, including Collateral Manager Notes. Upon the later of the expiration of the applicable notice periods with respect to termination specified in this Section 12 or in Section 14 and the acceptance of its appointment hereunder by the successor Collateral Manager, all authority and power of the Collateral Manager hereunder, whether with respect to the Assets or otherwise, shall automatically and without action by any person or entity pass to and be vested in the successor Collateral Manager. The Issuer, the Trustee and the successor Collateral Manager shall take such action (or cause the outgoing Collateral Manager to take such action) consistent with this Agreement and as shall be necessary to effect any such succession.

(g)          If this Agreement is terminated pursuant to this Section 12, such termination shall be without any further liability or obligation of either party to the other, except as provided in clause (h) below.

(h)          Sections 6, 7 (with respect to any indemnity or insurance provided thereunder), 8 (with respect to any accrued and unpaid Aggregate Collateral Management Fees) 10, 12(g), 15, 17, 21, 22, 23 and 25 shall survive any termination of this Agreement pursuant to this Section 12 or Section 14.

Section 13.      Assignments.

(a)          Except as otherwise provided in this Section 13, the Collateral Manager may not assign or delegate (except as provided in Section 2(e)) its rights or responsibilities under this Agreement without (i) satisfaction of the Global Rating Agency Condition with respect thereto and (ii) obtaining the consent of the Issuer and the consent of a Majority of the Controlling Class and a Majority of the Subordinated Notes (voting separately).  The Collateral Manager shall not be required to obtain such consents or satisfy such condition with respect to a change of control transaction that is deemed to be an assignment within the meaning of Section 202(a)(1) of the Advisers Act; provided that, for so long as the Collateral Manager is a registered investment adviser under the Advisers Act, the Collateral Manager shall obtain the consent of the Issuer, in a manner consistent with SEC Staff interpretations of Section 205(a)(2) of the Advisers Act, to any such transaction.

(b)          The Collateral Manager may without satisfaction of the Global Rating Agency Condition, without obtaining the consent of the Majority of the Controlling Class or of the Majority of the Subordinated Notes and, so long as such assignment or delegation does not constitute an “assignment” for purposes of Section 205(a)(2) of the Advisers Act during such time as the Collateral Manager is a registered investment adviser under the Advisers Act, without obtaining the prior consent of the Issuer, (1) assign any of its rights or obligations under this Agreement to an Affiliate; provided that such Affiliate (i) has demonstrated ability, whether as an entity or by its principals and employees, to professionally and competently perform duties similar to those imposed upon the Collateral Manager pursuant to this Agreement, (ii) has the legal right and capacity to act as Collateral Manager under this Agreement, and (iii) shall not cause the Issuer or the pool of Assets to become required to register under the provisions of the 1940 Act or (2) enter into (or have its parent enter into) any consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of its asset management business to, another entity and, at the time of such consolidation, merger, amalgamation or transfer the resulting, surviving or transferee entity assumes all the obligations of the Collateral Manager under this Agreement generally (whether by operation of law or by contract) and the other entity has substantially the same investment staff providing investment management services to the Issuer; provided that the Collateral Manager shall deliver prior notice to the Rating Agencies of any assignment, delegation or combination made pursuant to this sentence.  Upon the execution and delivery of any such assignment by the assignee, the Collateral Manager will be released from further obligations pursuant to this Agreement except with respect to its obligations and agreements arising under Section 10, 12(g), 17, 21 through 23, and 25 in respect of its acts or omissions occurring prior to such assignment and except with respect to its obligations under Section 15 after such assignment.  For the avoidance of doubt, the staffing agreement between the Collateral Manager and two of its Affiliates, Golub Capital Incorporated and Golub Capital Management LLC (the “Staffing Agreement”), shall not be deemed an assignment or delegation of duties by the Collateral Manager or require the consent of any party hereto.

(c)          This Agreement shall not be assigned by the Issuer without (i) the prior written consent of the Collateral Manager, the Trustee and a Majority of the each Class of Notes (voting separately) and (ii) satisfaction of the Global Rating Agency Condition, except in the case of assignment by the Issuer (1) to an entity which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound thereunder or (2) to the Trustee as contemplated by the granting clause of the Indenture. The Issuer may assign its rights, title and interest in (but not its obligations under) this Agreement to the Trustee pursuant to the Indenture; and the Collateral Manager by its signature below agrees to, and acknowledges, such assignment. Upon assignment by the Issuer, the Issuer shall use reasonable efforts to cause such assignee to execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment.

(d)          The Issuer shall provide (or cause the Trustee to provide) the Rating Agencies and the Holders with notice of any assignment pursuant to this Section 13.

Section 14.      Removal for Cause.

(a)         The Collateral Manager may be removed for Cause upon 10 Business Days’ prior written notice by the Issuer (“Termination Notice”) at the direction of a Majority of the Controlling Class or a Majority of the Subordinated Notes.  Simultaneous with its direction to the Issuer to remove the Collateral Manager for Cause, such Majority of the Controlling Class or the Subordinated Notes, as applicable, shall give to the Issuer a written statement setting forth the reason for such removal (“Statement of Cause”).  The Trustee (at the direction of the Issuer) shall distribute a copy of the Termination Notice and the Statement of Cause to the Holders within five (5) Business Days of receipt.  No such removal shall be effective (A) until the date as of which a successor Collateral Manager shall have been appointed in accordance with Sections 12(d) and (e) and delivered an Instrument of Acceptance to the Issuer and the successor Collateral Manager has effectively assumed all of the Collateral Manager’s duties and obligations and (B) unless the Statement of Cause has been delivered to the Issuer as set forth in this Section 14(a).  “Cause” means any of the following:

(i)           the Collateral Manager shall willfully and intentionally violate or breach any material provision of this Agreement or the Indenture applicable to it in bad faith (not including a willful and intentional breach that results from a good faith dispute regarding reasonable alternative courses of action or interpretation of instructions or provisions of the relevant Transaction Documents);

(ii)          the Collateral Manager shall breach any provision of this Agreement or any terms of the Indenture applicable to it (other than as covered by clause (i) and it being understood that failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test is not a breach for purposes of this clause (ii)), which breach would reasonably be expected to have a Material Adverse Effect on the Issuer and shall not cure such breach (if capable of being cured) within 30 days after the earlier to occur of a Responsible Officer of the Collateral Manager receiving notice or having actual knowledge of such breach, unless, if such breach is remediable, the Collateral Manager has taken action commencing the cure thereof within such 30 day period that the Collateral Manager believes in good faith will remedy such failure within 60 days after the earlier to occur of a Responsible Officer receiving notice or having actual knowledge thereof;

(iii)         the failure of any representation, warranty, certification or statement made or delivered by the Collateral Manager in or pursuant to this Agreement or the Indenture to be correct in any material respect when made which failure (A) would reasonably be expected to have a Material Adverse Effect on the Issuer and (B) is not corrected by the Collateral Manager within 30 days of a Responsible Officer of the Collateral Manager receiving notice of such failure, unless such failure is remediable, the Collateral Manager has taken action commencing the cure thereof within such 30 day period that the Collateral Manager believes in good faith will remedy such failure within 60 days after the earlier to occur of a Responsible Officer receiving notice thereof or having actual knowledge thereof;

(iv)         the Collateral Manager is wound up or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Collateral Manager (A) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (B) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Manager or of any substantial part of its properties or assets in connection with any winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Manager and continue undismissed for 60 days; (C) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, or similar law, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency or the issuance of an order for relief; or (D) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order (if contested in good faith) remains undismissed for 60 days;

(v)          the occurrence and continuation of an Event of Default pursuant to Sections 5.1(a), (b) or (c) under the Indenture that primarily results from any material breach by the Collateral Manager of its duties under this Agreement or under the Indenture which breach or default is not cured within any applicable cure period; or

(vi)         (A) the occurrence of an act by the Collateral Manager that constitutes fraud or criminal activity in the performance of its obligations under this Agreement (as determined pursuant to a final adjudication by a court of competent jurisdiction) or the Collateral Manager being indicted for a criminal offence materially related to its business of providing asset management services, or (B) any officer of the Collateral Manager primarily responsible for the performance by the Collateral Manager of its obligations under this Agreement (in the performance of his or her investment management duties) is indicted for a criminal offense materially related to the business of the Collateral Manager providing asset management services and continues to have responsibility for the performance by the Collateral Manager under this Agreement for a period of ten (10) days after such indictment.

(b)          If any of the events specified in clauses (a)(i) through (vi) of this Section 14 shall occur, the Collateral Manager shall give prompt written notice thereof to the Issuer, the Holders of the Controlling Class, the Holders of the Subordinated Notes, the Trustee, and the Rating Agencies; provided that if any of the events specified in Section 14(a)(iv) shall occur, the Collateral Manager shall give written notice thereof to the Issuer, the Trustee, and the Rating Agencies immediately upon the Collateral Manager’s becoming aware of the occurrence of such event.  A Majority of the Controlling Class and a Majority of the Subordinated Notes, voting separately by Class, may waive any event described in Section 14(a)(i), (ii), (iii), (v) or (vi) as a basis for termination of this Agreement and removal of the Collateral Manager under this Section 14.

(c)          If the Collateral Manager is removed pursuant to this Section 14, the Issuer shall have, in addition to the rights and remedies set forth in this Agreement, all of the rights and remedies available with respect thereto at law or equity.

Section 15.      Obligations of Resigning or Removed Collateral Manager.

(a)          On, or as soon as practicable after, the date any resignation or removal is effective, the Collateral Manager shall (at the Issuer’s expense):

(i)        deliver to the Issuer or to such other Person as the Issuer shall instruct all property and documents of the Issuer or otherwise relating to the Assets then in the custody of the Collateral Manager;

(ii)       deliver to the Trustee an accounting with respect to the books and records delivered to the Trustee or the successor Collateral Manager appointed pursuant to Section 12; and

(iii)      agree to cooperate with all reasonable requests related to any proceedings, even after its resignation or removal, which arise in connection with this Agreement or the Indenture, assuming the Collateral Manager has received an indemnity in form reasonably satisfactory to the Collateral Manager from an entity reasonably satisfactory to the Collateral Manager, and expense reimbursement reasonably satisfactory to the Collateral Manager.

(b)         Notwithstanding such resignation or removal, the Collateral Manager shall remain liable for its obligations under Section 10 and its acts or omissions giving rise thereto and for any expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising out of a Collateral Manager Breach, subject to the limitations of liability set forth in Section 10.

Section 16.      Representations and Warranties.

(a)          The Issuer hereby represents and warrants to the Collateral Manager as follows:

(i)        The Issuer has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, has the full power and authority to own its assets and the obligations and securities proposed to be owned by it and included in the Assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property, the conduct of its business or the performance of this Agreement, the Indenture, the Notes or any other Transaction Document require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a Material Adverse Effect on the Issuer.

(ii)       The Issuer has full power and authority to execute, deliver and perform all of its obligations under this Agreement, the Indenture, the Notes and any other Transaction Document to which it is a party and to perform all of its obligations under this Agreement, the Indenture, the Notes, and any other Transaction Document to which it is a party and has taken all necessary action to authorize this Agreement and the execution and delivery of this Agreement and the performance of all obligations imposed upon it hereunder, and, as of the Closing Date, will have taken all necessary action to authorize the Indenture, the Notes and any other Transaction Document to which it is a party and the execution, delivery and performance of this Agreement, the Indenture, the Notes and any other Transaction Document to which it is a party and the performance of all obligations imposed upon it hereunder or thereunder. No consent of any other Person including, without limitation, members and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (other than any filings pursuant to the UCC required under the Indenture and necessary to perfect any security interest granted thereunder) or declaration with, any governmental authority is required by the Issuer in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Indenture, the Notes or any other Transaction Document to which the Issuer is a party or the obligations imposed upon the Issuer hereunder and thereunder. This Agreement and all other Transaction Documents to which the Issuer is a party have been, and each instrument and document to which the Issuer is a party required hereunder or under the Indenture, the Notes or any other Transaction Document to which the Issuer is a party will be, executed and delivered by an Authorized Officer of the Issuer, and this Agreement or any other Transaction Document to which the Issuer is a party constitute, and each instrument or document required hereunder to which the Issuer is a party, when executed and delivered hereunder or thereunder, will constitute, the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, receivership, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Issuer and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii)      The execution, delivery and performance of this Agreement, any other Transaction Document to which the Issuer is a party and the documents and instruments required hereunder and thereunder will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the Organizational Instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a Material Adverse Effect on the Issuer, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).

(iv)     The Issuer is not in violation of its Organizational Instruments or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement, the provisions of the Indenture or any other Transaction Document applicable to the Issuer, or the performance by the Issuer of its duties hereunder or thereunder.

(b)          The Collateral Manager hereby represents and warrants to the Issuer, as of the date hereof, as follows:

(i)        The Collateral Manager is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to own its assets and to transact the business in which it is currently engaged, and is duly qualified to do business and is in good standing under the laws of each jurisdiction where the performance of this Agreement and any other Transaction Document to which it is a party would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the ability of the Collateral Manager to perform its obligations under this Agreement, the provisions of the Indenture and any other Transaction Document applicable to the Collateral Manager, or on the validity or enforceability of this Agreement, the provisions of the Indenture and any other Transaction Document applicable to the Collateral Manager.

(ii)       The Collateral Manager has full power and authority to execute and deliver this Agreement and any other Transaction Document to which it is a party and to perform all of its required obligations hereunder and under the provisions of the Indenture and any other Transaction Document applicable to the Collateral Manager, and has taken all necessary action to authorize this Agreement and any other Transaction Document to which it is a party on the terms and conditions hereof and thereof and the execution and delivery of this Agreement and any other Transaction Document to which it is a party and the performance of all obligations required hereunder and thereunder applicable to the Collateral Manager. No consent of any other Person, including, without limitation, members and creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with this Agreement or any other Transaction Document applicable to it or the execution, delivery, performance, validity or enforceability of this Agreement or any Transaction Document applicable to it or the obligations imposed on the Collateral Manager hereunder or under the terms of the Indenture or any other Transaction Document applicable to the Collateral Manager other than those which have been obtained or made. No representation is made herein with respect to the requirements of state securities laws or regulations. This Agreement has been executed and delivered by an Authorized Officer of the Collateral Manager, and this Agreement and any other Transaction Document to which it is a party constitutes the valid and legally binding obligation of the Collateral Manager enforceable against the Collateral Manager in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Collateral Manager and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii)      The execution, delivery and performance of this Agreement and the terms of the Indenture and any other Transaction Document applicable to the Collateral Manager will not violate any provision of any existing law or regulation binding on the Collateral Manager (except that no representation is made herein with respect to the requirements of state securities laws or regulations), or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the Organizational Instruments of, or any securities issued by, the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or which would reasonably be expected to adversely affect in a material manner its ability to perform its obligations hereunder or under the Indenture or any other Transaction Document.

(iv)      There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the actual knowledge of the Collateral Manager, threatened, that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under this Agreement or the provisions of the Indenture and any other Transaction Document applicable to the Collateral Manager.

(v)      Any information in the sections entitled “Summary of Terms—Collateral Manager,” “Risk Factors—Risks Relating to the Collateral Manager,” “Risk Factors—Relating to Certain Conflicts of Interest—Certain Conflicts of Interest Relating to the Collateral Manager and its Affiliates,” “Risk Factors—Relating to Certain Conflicts of Interest—Conflicts related to obligations of the Collateral Manager’s investment committee, the Collateral Manager or its affiliates have to other clients,” and “The Collateral Manager” contained in the Final Offering Circular, as thereafter amended or supplemented, as of the date of the Final Offering Circular or as the date of any such amendment or supplement, as applicable (provided that the Collateral Manager has consented to such amendment or supplement) (collectively, the “Collateral Manager Information”) does not and, as of the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)          The Collateral Manager makes no representation, express or implied, with respect to the Issuer or any disclosure with respect to the Issuer.

Section 17.      Limited Recourse; No Petition.

The Collateral Manager hereby agrees that it shall not institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state or other bankruptcy or similar laws until at least one year (or, if longer, the applicable preference period then in effect) plus one day after payment in full of all Notes issued under the Indenture; provided that nothing in this Section 17 shall preclude the Collateral Manager from (A) taking any action prior to the expiration of such applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Issuer or (y) any insolvency proceeding filed or commenced against the Issuer by any Person other than the Collateral Manager or (B) commencing against the Issuer or any properties of the Issuer any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding. The Collateral Manager hereby acknowledges and agrees that the Issuer’s obligations hereunder will be solely the limited liability company obligations of the Issuer, and that the Collateral Manager will not have any recourse to any of the shareholders, partners, members, managers, directors, officers, employees, or Affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any Transactions contemplated hereby. Notwithstanding any other provisions hereof or of any other Transaction Document, recourse in respect of any obligations of the Issuer to the Collateral Manager hereunder or thereunder will be limited to the Assets as applied in accordance with the Priority of Payments pursuant to the Indenture and, on the exhaustion of the Assets, all claims against the Issuer arising from this Agreement or any Transaction Document or any Transactions contemplated hereby or thereby shall be extinguished and shall not revive. This Section 17 shall survive the termination of this Agreement for any reason whatsoever.

Section 18.      Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of telecopier notice, when received in legible form, addressed as set forth below:

(a)          If to the Issuer:

Golub Capital BDC 2010-1 LLC
150 South Wacker Drive, Suite 800
Chicago, Illinois 60606
Telecopier No.: (312) 201-9167
Attention: David Golub

with a copy to the Collateral Manager and a copy to:

Dechert LLP
200 Clarendon Street
Boston, MA 02116
Telephone No.:  (617) 654-8604
Telecopier No.:  (617) 426-6567
Attn:  Cynthia J. Williams

If to the Collateral Manager:

GC Advisors LLC
150 South Wacker Drive, Suite 800
Chicago, Illinois 60606
Telecopier No.: (312) 201-9167
Attention: David Golub

(b)          If to the Trustee:

U.S. Bank National Association
One Federal Street
3rd Floor
Boston, Massachusetts 02110
Telephone No.: (617) 603-6499
Telecopier No.: (866) 350-3047
Attn: Jeffrey Stone

(c)          If to the Holders:

At their respective addresses maintained in the Register or otherwise maintained by the Trustee pursuant to the Indenture.

Any party may change the address or telecopy number to which communications or copies directed to such party are to be sent by giving notice to the other parties of such change of address or telecopy number in conformity with the provisions of this Section 18 for the giving of notice.

Section 19.      Binding Nature of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns as provided herein.

Section 20.      Entire Agreement; Amendment.

This Agreement, the Indenture and the Collateral Administration Agreement contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof and thereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.  This Agreement may not be modified or amended other than by an agreement in writing executed by each of the parties hereto.  Neither the Issuer nor the Collateral Manager will enter into any agreement amending, modifying or terminating this Agreement without satisfaction of the Global Rating Agency Condition and obtaining the consent of a Majority of the Controlling Class and a Majority of the Subordinated Notes (voting separately by Class); provided that no such Global Rating Agency Condition or consent will be required in connection with any amendment hereto the sole purpose of which is to (i) correct inconsistencies, typographical or other errors, defects or ambiguities or (ii) conform this Agreement to the Final Offering Circular, the Collateral Administration Agreement or the Indenture (as it may be amended from time to time). The Issuer shall provide the Holders with notice of any amendment of this Agreement.

Section 21.      Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK INCLUDING NEW YORK GENERAL OBLIGATIONS LAW §§ 5-1401 AND 5-1402 BUT OTHERWISE WITHOUT REGARD TO THE PRINCIPLES THEREOF GOVERNING CONFLICTS OF LAW.

Section 22.      Submission to Jurisdiction.

With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably:  (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.  Nothing in this Agreement precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Each of the Collateral Manager and the Issuer irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office to which notices are sent to it.

Section 23.      Waiver of Jury Trial.

EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

Section 24.      Conflict with the Indenture.

Except as set forth in Section 2(f), in the event that this Agreement requires any action to be taken with respect to any matter and the Indenture requires that a different action be taken with respect to such matter, and such actions are mutually exclusive, the provisions of the Indenture in respect thereof shall control. In respect of any other conflict between the terms of this Agreement and the Indenture or actions required under the terms of the Indenture and the terms of this Agreement, the terms of the Indenture shall control.

Section 25.      Subordination; Assignment of Agreement.

The Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Manager agrees to be bound by the provisions of, Article XI of the Indenture as if the Collateral Manager were a party to the Indenture and hereby consents to the assignment of this Agreement as provided in Section 15.1 of the Indenture.

Section 26.      Indulgences Not Waivers.

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 27.      Costs and Expenses.

Except as otherwise agreed to by the parties hereto, the costs and expenses (including the fees and disbursements of counsel and accountants) of the Collateral Manager and of the Issuer incurred in connection with the negotiation and preparation of and the execution of this Agreement and any amendment hereto, and all matters incidental thereto, shall be borne by the Issuer. The Issuer will reimburse the Collateral Manager for expenses including fees and out-of-pocket expenses reasonably incurred by the Collateral Manager in connection with services provided under this Agreement with respect to (a) legal advisers, consultants, rating agencies, accountants, brokers and other professionals retained by the Issuer or the Collateral Manager (on behalf of the Issuer), (b) asset pricing and asset rating services, compliance services and software, and accounting, programming and data entry services directly related to the management of the Assets, (c) all taxes, regulatory and governmental charges (not based on the income of the Collateral Manager), insurance premiums or expenses (d) any and all costs and expenses incurred in connection with the acquisition, disposition of investments on behalf of the Issuer (whether or not actually consummated) and management thereof, including attorneys' fees and disbursements, (e) any fees, expenses or other amounts payable to the Rating Agencies, (f) any extraordinary costs and expenses incurred by the Collateral Manager in the performance of its obligations under this Agreement and the Indenture and (g) as otherwise agreed upon by parties. The Collateral Manager shall be obligated to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Depositor’s, Issuer’s and Trustee’s respective right, title and interest in and to the Assets (including, without limitation, the security interests provided for in the Indenture).

Section 28.      Third Party Beneficiary.

The parties hereto agree that the Trustee on behalf of the Secured Parties shall be a third party beneficiary of this Agreement, and shall be entitled to rely upon and enforce such provisions of this Agreement to the same extent as if each of them were a party hereto.

Section 29.      Titles Not to Affect Interpretation.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 30.      Execution in Counterparts.

This Agreement may be executed in any number of counterparts by telegraphic or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 31.      Provisions Separable.

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 32.      Gender.

Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

Section 33.      Written Disclosure Statement

The Issuer acknowledges that it has received Part II of the Collateral Manager’s Form ADV filed with the Securities and Exchange Commission, as required by Rule 204-(3) under the Adviser’s Act, more than 48 hours prior to the date of execution of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GOLUB CAPITAL BDC 2010-1 LLC
By: Golub Capital BDC, Inc., its designated
manager

By:	/s/ David B. Golub
Name: David B. Golub
Title: Chief Executive Officer

GC ADVISORS LLC

By:	/s/ David B. Golub
Name: David B. Golub
Title: Manager